Exhibit 10.6






                             JOHN H. HARLAND COMPANY

                             2002 STOCK OPTION PLAN

                            NONQUALIFIED STOCK OPTION

                                   ----------


                  Employee:                          Timothy C. Tuff

                  Number of Shares:                  500,000

                  Option Price:                      $37.59

                  Date of Grant:                     April 21, 2005



1. Grant of Option. John H. Harland Company (the "Company") hereby grants to the Employee named above this Option to purchase Shares of its Common Stock, $1.00 par value, in the amount and at the option Price per share indicated above.

2. Governing Terms and Conditions. This Option is granted under, and subject in every respect to, the Company's 2002 Stock Option Plan ("Plan"). By accepting this Option, the Employee unconditionally agrees to be bound by the terms, conditions and provisions of the Plan, all of which are incorporated herein by reference.

3. Vesting and Exercise. This Option is vested and exercisable in cumulative annual installments covering 20% of the total number of Shares beginning on December 1, 2005 and continuing thereafter on each succeeding December 1 provided Employee remains continuously employed by the Company in a senior executive officer capacity. Employee shall be fully (100%) vested in the Option upon the first to occur of the following
                  (i) December 1, 2009 provided he remains continuously employed by the Company in a senior Executive capacity through such date, (ii) the occurrence of a Change in Control of the Company (as defined in Section 3.3 of the Noncompete and Termination Agreement between the Company and Employee dated April 21, 2005 (the "Noncompete Agreement")) on or before December 1, 2009 and while Employee is employed as a senior executive officer, (iii) the date the Employee is terminated by the Company without Cause (as defined in the Noncompete Agreement), (iv) the date the Employee terminates his employment with the Company for Good Reason (as defined in the Noncompete Agreement), or (v) the date the Employee's employment with the Company terminates by reason of his death or disability (as defined herein). If Employee terminates employment as a senior executive officer of the Company for any reason other than as described in the immediately preceding sentence on or before December 1, 2009, the non-vested portion of the Option shall be forfeited.


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4.                Expiration. This Option (subject to Section 5) shall expire immediately and automatically on the earlier of the 10th anniversary of the Date of Grant or three months after termination of Employee's employment with the Company, and shall be exercisable only to the extent it was exercisable on the date of termination.

5. Expiration Following Death or Disability. If Employee's employment terminates because Employee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986), the three month period described in Section 4 shall be extended to 12 months.

6. Change in Control of the Company. A Change in Control shall be deemed to occur upon:

(a) the sale by the Company of all or substantially all of its assets or the consummation by the Company of any merger, consolidation, reorganization, or business combination with any person, in each case, other than in a transaction:

(i) in which persons who were shareholders of the Company (immediately prior to such sale, merger, consolidation, reorganization, or business combination) own, immediately thereafter, (directly or indirectly) more than 50% of the combined voting power of the outstanding voting securities of the purchaser of the assets or the merged, consolidated, reorganized or other entity resulting from such corporate transaction (the "Successor Entity");

(ii) in which the Successor Entity is an employee benefit plan sponsored or maintained by the Company or any person controlled by the Company; or

(iii) after which more than 50% of the members of the board of directors of the Successor Entity were members of the Board of Directors of the Company (the "Board") at the time of the action of the Board approving the transaction;

(b) the acquisition directly or indirectly by any "person" or "group" (as those terms are used in Sections 13(d), and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including without limitation, Rule 13d-5(b)) of "beneficial ownership" (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors ("voting securities") of the Company that represent 30% or more of the combined voting power of the Company's then outstanding voting securities, other than:

(i) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company;

(ii) an acquisition of voting securities by the Company or a person owned, directly or indirectly, by the holders of at least 50% of the voting power of the Company's then outstanding securities in substantially the same proportions as their ownership of the stock of the Company; or

(iii) an acquisition of voting securities pursuant to a transaction described in clause (a) above that would not be a Change in Control under clause (a); and

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         for purposes of clarification, an acquisition of the Company's securities by the Company that causes the Company's voting securities beneficially owned by a person or group to represent 30% or more of the combined voting power of the Company's then outstanding voting securities is not to be treated as an "acquisition" by any person or group for purposes of this clause (b);

(c) a change in the composition of the Board that causes less than a majority of the directors of the Company to be directors that meet one or more of the following descriptions:

(i) a director who has been a director of the Company for a continuous period of at least 24 months;

(ii) a director whose election or nomination as director was approved by a vote of at least two-thirds of the then directors described in clauses (c)(i), (ii) or (iii) by prior nomination or election, but excluding, for the purposes of this subclause (ii), any director whose initial assumption of office occurred as a result of an actual or threatened (y) election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board or (z) tender offer, merger, sale of substantially all of the Company's assets, consolidation, reorganization, or business combination that would be a Change in Control under clause (a) on the consummation thereof; or

(iii) a director who was serving on the Board as a result of the consummation of a transaction described in clause (a) that would not be a Change in Control under clause (a); or

(d) a liquidation or dissolution of the Company other than in connection with a transaction described in (a) above that would not be a Change in Control thereunder.

         Except as otherwise specifically defined in this Section 6, the term "person" shall mean an individual, corporation, partnership, trust, association or any other entity or organization.

7. Method of Exercise. This Option (to the extent exercisable under Section 3 and 4) may be exercised in whole or in part by giving the Company written notice of such exercise, in the form attached hereto as Exhibit A, specifying the number of Shares to be purchased, and by payment to the Company of the Option Price for such Shares. The Option Price shall be paid either in cash, by check or Common Stock that has been owned by Employee for at least six months with a fair market value (as determined by the Committee of the Board of Directors administering the Plan) equal to the Option Price, or any combination of the foregoing. The Option Price may also be paid through any acceptable broker-facilitated cashless exercise procedure.

8. Adjustment of Shares. The Committee shall have the right to make an adjustment to the number of Shares subject to this Option and/or the Option Price, in accordance with the terms of the Plan.


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9. Non-Transferability. This Option is not transferable by Employee otherwise than by will or by the laws of descent and distribution, and this Option shall be exercisable during Employee's lifetime only by Employee.

10. Construction of Agreement; Not Employment Agreement. This Option shall not be deemed a contract of employment and shall not affect or impair the right of the Company or Employee to terminate the employment relationship existing between them.

11. Modification, Amendment and Cancellation. The Company shall have the right to modify, amend or cancel this Option as set forth in the Plan and, in particular, shall have the right to cancel this Option in connection with a sale or other corporate transaction, in accordance with the terms of the Plan, if the Employee fails to exercise this Option before such transaction is consummated.

12. Counterparts. This Option may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company has caused this Option to be executed and delivered as of the Date of Grant.


                                       JOHN H. HARLAND COMPANY



                                       By:
                                       ----------------------------------------
                                       Senior Vice President